Exhibit 10.11

SUBSCRIPTION AGREEMENT

Dated as of January 24, 2005

IDT Spectrum, Inc.

520 Broad Street

Newark, NJ 07102

Gentlemen:

1.    The undersigned hereby subscribes for one thousand five hundred (1,500) shares of common stock, par value $.01 per share (the “Common Stock”), of IDT Spectrum, Inc., a Delaware corporation (the “Corporation”). The consideration therefor shall be the following:

•	The undersigned’s 100% membership interest in IDT Spectrum, LLC, a Delaware limited liability company, which the undersigned shall transfer upon the issuance of an appropriate certificate or certificates representing such shares to and in the name of undersigned;

•	The future transfer by Winstar Communications, LLC, an affiliate of the undersigned, of certain assets to the Corporation pursuant to a separate contribution agreement; and

•	The future assignment by Winstar Spectrum, LLC, an affiliate of the undersigned, of certain additional FCC spectrum licenses to IDT Spectrum, LLC pursuant to a separate assignment agreement.

2.    The Shares, when issued, shall be, validly issued, fully paid and non-assessable and the certificates therefor shall so state.

3.    The undersigned hereby:

3.1    acknowledges that the undersigned or the undersigned’s representative has had access to the same kind of information concerning the Corporation that is required by Schedule A of the Securities Act of 1933 (the “Act”), to the extent that the Corporation possesses such information;

3.2    represents and warrants that the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of utilizing the information that is available to the undersigned concerning the Corporation to evaluate the risks of investment in the Corporation;

3.3    acknowledges that the undersigned has been advised that the issuance and sale of the Shares have not been registered under the Act and, accordingly, that the undersigned may not be able to sell or otherwise dispose of the Shares when the undersigned wishes to do so;

3.4    represents and warrants that the Shares are being purchased by the undersigned for the undersigned’s own sole benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof;

3.5    agrees that the Shares will not be resold (a) without registration thereof under the Act (unless an exemption from such registration is available) or (b) in violation of any law;

3.6    consents that the certificate or certificates representing the Shares may be impressed with a legend indicating that the Shares are not registered under the Act and reciting that transfer thereof is restricted; and

3.7    consents that stop transfer instructions in respect of the Shares may be issued to any transfer agent, transfer clerk or other agent at any time acting for the Corporation.

Very truly yours,

WINSTAR HOLDINGS, LLC

By:	/s/ Abilio Pereira
Name: Abilio Pereira
Title: Chief Financial Officer

Accepted: January 24, 2005

IDT SPECTRUM, INC.

By:    /s/    Joyce Mason

          Name:    Joyce Mason

          Title:      Secretary